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Exhibit 3.3
(Certificate of Incorporation of
Acapulco Restaurants, Inc.)

CERTIFICATE OF INCORPORATION
OF
ACAPULCO ACQUISITION CORP.

        The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

        FIRST:    The name of this corporation (hereinafter called the "corporation") is Acapulco Acquisition Corp.

        SECOND:    The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 306 South State Street, City of Dover, County of Kent (zip code 19901); and the name of the registered agent of the corporation in the State of Delaware at such address is United States Corporation Company.

        THIRD:    The nature of the business and of the purposes to be conducted and promoted by the corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:    The corporation shall have authority to issue the following classes of stock:

  a total of two hundred (200) shares of Common Stock, each of such shares of Common Stock with a par value of ten cents($.10); and

        FIFTH:    The name and mailing address of the incorporator are as follows:

    Sharon F. Hieders
    DORNBUSH MENSCH & MANDELSTAM
    747 Third Avenue
    New York, NY 10017

        SIXTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        SEVENTH:    The original By-Laws of the corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

        EIGHTH:    The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

Executed at New York, New York on May 21, 1985.

/s/ Sharon F. Rieders Sharon F. Rieders, Incorporator

CERTIFICATE OF MERGER

MERGING

ACAPULCO RESTAURANTS

INTO

ACAPULCO ACQUISITION CORP.

        Pursuant to Section 252(c) of the Delaware General Corporation Law, Phillip Ratner, President of Acapulco Restaurants and Max Pine, President of Acapulco Acquisition Corp. do hereby certify as follows:

        FIRST:    The name and state of incorporation of each of the constituent corporations are as follows:

Acapulco Restaurants
a California corporation

and

Acapulco Acquisition Corp.
a Delaware corporation

        SECOND:    An Agreement and Plan of Merger dated August 2, 1965 has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the Delaware General Corporation Law.

        THIRD:    Acapulco Acquisition Corp. shall be the surviving corporation and its name shall be changed to Acapulco Restaurants, Inc.

        FOURTH:    Paragraph 1 of the Certificate of Incorporation of Acapulco Acquisition Corp., the surviving corporation, shall be amended as follows:

    "1. The name of the Corporation
    is ACAPULCO RESTAURANTS, INC."

        FIFTH:    A copy of the executed Agreement of Merger is on file at the principal place of business of Acapulco Acquisition Corp., c/o Restaurant Associates Industries, Inc., 1540 Broadway, New York, New York 10036.

        SIXTH:    A copy of the Agreement and Plan of Merger will be furnished by Acapulco Acquisition Corp. on request and without cost to any stockholder of any constituent corporation.

        SEVENTH:    The authorized capital stock of Acapulco Acquisition Corp. consists of 200 shares of common stock, value $.10 per share.

Dated:

ATTEST:	ACAPULCO ACQUISITION CORP.
By:

ATTEST:	ACAPULCO RESTAURANTS
By:

CERTIFICATE OF MERGER

MERGING

ACAPULCO RESTAURANTS

INTO

ACAPULCO ACQUISITION CORP.

        Pursuant to Section 252(c) of the Delaware General Corporation Law, Phillip Ratner, President of Acapulco Restaurants and Max Pine, President of Acapulco Acquisition Corp. do hereby certify as follows:

        FIRST:    The name and state of incorporation of each of the constituent corporations are as follows:

Acapulco Restaurants
a California corporation

and

Acapulco Acquisition Corp.
a Delaware corporation

        SECOND:    An Agreement and Plan of Merger dated August 2, 1965 has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the Delaware General Corporation Law.

        THIRD:    Acapulco Acquisition Corp. shall be the surviving corporation and its name shall be changed to Acapulco Restaurants, Inc.

        FOURTH:    Paragraph 1 of the Certificate of Incorporation of Acapulco Acquisition Corp., the surviving corporation, shall be amended as follows:

    "1. The name of the Corporation
    is ACAPULCO RESTAURANTS, INC."

        FIFTH:    A copy of the executed Agreement of Merger is on file at the principal place of business of Acapulco Acquisition Corp., c/o Restaurant Associates Industries, Inc., 1540 Broadway, New York, New York 10036.

        SIXTH:    A copy of the Agreement and Plan of Merger will be furnished by Acapulco Acquisition Corp. on request and without cost to any stockholder of any constituent corporation.

        SEVENTH:    The authorized capital stock of Acapulco Acquisition Corp. consists of 200 shares of common stock, value $.10 per share.

Dated:

ATTEST:	ACAPULCO ACQUISITION CORP.
By:

ATTEST:	ACAPULCO RESTAURANTS
By:

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Exhibit 3.3 Certificate of Incorporation of Acapulco Restaurants, Inc.